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                                                                   EXHIBIT 14(b)


INDEPENDENT AUDITORS' CONSENT

MuniVest Michigan Insured Fund, Inc.:

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-88449 on Form N-14 of our report dated December 7, 1998 appearing in the Proxy Statement and Prospectus, which is a part of such Registration Statement, and to the reference to us under the captions "Comparison of the Funds - Financial Highlights" and "Experts" also appearing in such Proxy Statement and Prospectus.

Deloitte & Touche LLP
Princeton, New Jersey
November 4, 1999